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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-38340, 33-38339, 33-63025, 333-83028, 333-91420,
333-122357) of RTI International Metals, Inc. of our report, dated May 6, 2005 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K/A.




/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
May 6, 2005